UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report:    December 7, 2001

CENTURYTEL, INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-7784 (Commission File Number)	72-0651161 (IRS Employer Identification No.)

 100 CenturyTel Drive
Monroe, Louisiana 71203
(Address of principal executive offices)(Zip Code)

(318) 388-9000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 5.     Other Events.

        To correct inaccurate press reports about CenturyTel's references to its guidance at the Lehman Brothers Telecom Conference held on Thursday, December 6, 2001, CenturyTel clarifies that the guidance referred to at the Conference was the same guidance provided by the Company in conjunction with its third quarter earnings release on October 31, 2001. The Company has not modified nor reaffirmed its guidance since October 31, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURYTEL, INC.

By:	/s/ Neil A. Sweasy
Neil A. Sweasy Vice President and Controller

 Dated: December 7, 2001